UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2016

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. Other Events

On May 10, 2016, Consolidated Edison, Inc. (Con Edison) entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC, as representatives for the underwriters named therein, for the sale of 8,800,000 of its Common Shares ($.10 par value) and, pursuant to an option Con Edison granted in the Underwriting Agreement to the underwriters (which was exercised by letter dated May 11, 2016), an additional 1,320,000 of such shares (collectively, the “Common Shares”) . The Common Shares were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-206178, effective August 6, 2015). The exhibits hereto relating to the Common Shares are hereby incorporated by reference in such registration statement.

On May 11, 2016, Con Edison entered into an underwriting agreement with Barclays Capital Inc., Mizuho Securities USA Inc. and Wells Fargo Securities, LLC, as representatives for the underwriters named therein, for the sale of $500 million aggregate principal amount of its 2.00% Debentures, Series 2016 A due 2021 (the “Debentures”). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-206178, effective August 6, 2015). The exhibits hereto relating to the Debentures are hereby incorporated by reference in such registration statement.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement relating to the Common Shares.

Exhibit 1.2	Underwriting Agreement relating to the Debentures.

Exhibit 4	Form of the Debentures.

Exhibit 5.1	Opinion of Elizabeth D. Moore, Esq., Senior Vice President and General Counsel of Con Edison, relating to the Common Shares.

Exhibit 5.2	Opinion of Elizabeth D. Moore, Esq., Senior Vice President and General Counsel of Con Edison, relating to the Debentures.

Exhibit 23.1	Consent of Elizabeth D. Moore, Esq., Senior Vice President and General Counsel of Con Edison (included in Exhibit 5.1)

Exhibit 23.2	Consent of Elizabeth D. Moore, Esq., Senior Vice President and General Counsel of Con Edison (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: May 16, 2016

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